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                                                                   EXHIBIT 99(a)


LOGO                      FIRST FINANCIAL CARIBBEAN CORPORATION







                           Date:      September 11, 1996


                           Contact:   Richard F. Bonini
                                      Senior Executive Vice President
                                       and Chief Financial Officer

                           Telephone: (212) 759-7127


FOR IMMEDIATE RELEASE

                FIRST FINANCIAL CARIBBEAN CORPORATION DOES NOT
             ANTICIPATE ANY MATERIAL ADVERSE EFFECT ON OPERATIONS
                           FROM HURRICANE HORTENSE


         San Juan, Puerto Rico (September 11, 1996) - First Financial Caribbean Corporation (NASDAQ: FRCC) announced today that following the passage of Hurricane Hortense the Company's servicing facilities was operating normally. Mr. Salomon Levis, Chairman of the Board and Chief Executive Officer of the Company, stated that electrical power had been restored to many of the Company's branch offices and that the Company's origination facilities were expected to be fully operational by Monday, September 16.

         Mr. Levis underscored the fact that all residences securing mortgage loans originated or serviced by the Company are fully insured against property damage. Mr. Levis stated that this event would not have a material adverse effect on the Company's operations for the rest of 1996.


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